UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2006

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California 95762
(Address of principal executive offices)

Registrant's telephone number, including area code:  (916) 939-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2006, Chapeau, Inc., a Utah corporation ("Chapeau", "Registrant", or "Company") completed the first in a series of related transactions constituting an Asset Purchase Agreement ("Agreement") with Sierra Precision Services, LLC ("Sierra"), a Nevada limited liability company. Chapeau and Sierra executed the Agreement's threshold documents effective January 27, 2006.

There is no prior or independent material relationship between Registrant (or its affiliates) and any other parties to the Agreement.

The Agreement obligates Chapeau to purchase certain tangible and intangible business assets that previously belonged to Sierra. The assets are comprised principally of fabrication, assembly and test equipment.

Title to the purchased assets vests immediately in Chapeau's name. However, under the terms of a three-year unsecured promissory note, the Company is not obligated to immediately pay the entire purchase price. The promissory note has a non-defaulting interest rate of zero percent (0.00%) per annum.

The Agreement's purchase price is US$350,000.

As of this report's filing date, it is impracticable to assemble and provide a complete version of the Agreement or any other required information related to the transaction. The Registrant anticipates that such item(s) will be filed with the Commission within approximately 90 days of this report's filing date, or as soon as otherwise practicable.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Agreement to which Section (1.01) of this report refers constitutes approximately 14% of the Registrant's total assets as of June 30, 2005 (the date upon which the Registrant last obtained a complete audited financial statement).

(a)	The transaction was completed on or around February 10, 2006.

(b)	The purchased assets include fabrication, assembly and test equipment that the Registrant will adapt for use in its primary business operations.

(c)
The Registrant purchased these assets from Sierra Precision Services, LLC (“Sierra”), a Nevada limited liability company. Neither Sierra nor its managers or members have any prior material relationship with the Registrant, the Registrant’s Board of Directors (wholly or individually), or the Registrant’s officers.

(d)	The Agreement’s purchase price is $350,000.

(e)	Not applicable.

(f)	Not applicable.

For further information applicable to this disclosure item, please see Section (1.01) above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Title to the purchased assets vests immediately in Chapeau's name. However, under the terms of a three-year unsecured promissory note that commences on or about January 27, 2006, the Company is not obligated to immediately pay the entire purchase price. The promissory note has a non-defaulting interest rate of zero percent (0.00%) per annum.

The Agreement's purchase price is US$350,000.

For further information applicable to this disclosure item, please see Section (1.01) above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHBITS

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibit(s). "Asset Purchase Agreement" (with exhibits thereto). As of this report's filing date, it is impracticable to assemble and provide a complete version of the Agreement and any other required information related to the transaction. The Registrant anticipates that such item(s) will be filed with the Commission within approximately 90 days of this report's filing date, or as soon as otherwise practicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006.	CHAPEAU, INC.
(Registrant)

	By:	/s/ Guy A. Archbold
Guy A. Archbold
Chief Executive Officer